SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant     [X]

Filed by a Party other than the Registrant     [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

PAC-WEST TELECOMM, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

1776 W. March Lane, Suite 250

Stockton, California 95207

May 6, 2002

Dear Shareholder:

      You are cordially invited to attend the annual meeting of shareholders of Pac-West Telecomm, Inc., which will be held on June 11, 2002, at 10:00 a.m., Pacific time, at our principal executive offices, 1776 W. March Lane, Suite 250, Stockton, California, 95207.

      A Notice of Meeting, Proxy Statement, Proxy Form and our 2001 Annual Report are included with this letter. The matters listed in the Notice of Meeting are more fully described in the Proxy Statement.

      It is important that your shares are represented and voted at the annual meeting, regardless of the size of your holdings or whether or not you plan to attend in person. Accordingly, please mark, sign and date the enclosed Proxy Form and return it promptly in the enclosed envelope. If you attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

      We hope that you will be able to attend the meeting and we look forward to seeing you.

Sincerely,

/s/ WALLACE W. GRIFFIN

WALLACE W. GRIFFIN
Chairman and Chief Executive Officer

NOTICE OF MEETING
PROXY STATEMENT
PROPOSITION 1 ELECTION OF DIRECTORS
PROPOSITION 2 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 1999 STOCK INCENTIVE PLAN
DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PERFORMANCE GRAPH
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
ANNUAL REPORT
SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING
1999 STOCK INCENTIVE PLAN (amended and restated as of January 29, 1999) (amended and restated as of May 2, 2000) (amended and restated as of February 25, 2002)

1776 W. March Lane, Suite 250

Stockton, California 95207

NOTICE OF MEETING

       The annual meeting of shareholders of Pac-West Telecomm, Inc. (the “Annual Meeting”) will be held on June 11, 2002, at 10:00 a.m., Pacific time, at our principal executive offices, 1776 W. March Lane, Suite 250, Stockton, California, 95207, to consider and take action with respect to the following matters:

1. the election of three directors to hold office for a term of three years;

2. the approval of the amendment and restatement of our 1999 Stock Incentive Plan to increase the number of shares of common stock authorized and reserved for option grants under the Plan by 1,000,000 shares; and

3. the transaction of such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

      Holders of record of our common stock at the close of business on April 17, 2002 are entitled to receive notice of and to vote on all matters presented at the Annual Meeting and at any adjournments or postponements thereof. A list of such shareholders will be available for examination by any shareholder for any purpose germane to the Annual Meeting during normal business hours at our principal executive offices, which are located at 1776 W. March Lane, Suite 250, Stockton, California 95207.

By Order of the Board of Directors

/s/ ROBERT C. MORRISON

ROBERT C. MORRISON
Secretary

May 6, 2002

Your vote is important whether or not you plan to attend the Annual Meeting in person and regardless of the number of shares of our common stock you own, please mark, sign and date the enclosed proxy form and mail it promptly in the envelope provided to help ensure that your shares of Common Stock will be represented at the Annual Meeting. If you attend the Annual Meeting, you may, of course, withdraw your proxy and vote in person. In addition, you may revoke your proxy before it is voted by delivering written notice to our Corporate Secretary at our principal executive offices at the address above or by submission of a later-dated proxy.

1776 W. March Lane, Suite 250

Stockton, California 95207

PROXY STATEMENT

Annual Meeting of Shareholders

To Be Held on June 11, 2002

       This proxy statement (this “Proxy Statement”) is being furnished to the holders of common stock, par value $0.001 per share, of Pac-West Telecomm, Inc. (“Pac-West” or the “Company”) in connection with the solicitation of proxies by and on behalf of our board of directors for use at the annual meeting of shareholders (the “Annual Meeting”) to be held on June 11, 2002, at 10:00 a.m., Pacific time, and at any adjournments or postponements thereof. The purpose of the Annual Meeting is to elect three directors to our board of directors and approve the amendment and restatement of our 1999 Stock Incentive Plan. Each of these propositions is described more fully in this Proxy Statement.

      This Proxy Statement, Proxy Form and our 2001 Annual Report, are being mailed on or about May 6, 2002 to holders of record of our common stock at the close of business on April 17, 2002.

      If the enclosed Proxy Form is properly signed, dated and returned to Pac-West, the individuals identified as proxies thereon will vote the shares represented by the Proxy Form in accordance with the directions noted thereon. If no direction is indicated, the proxies will vote FOR the nominees named herein as directors and FOR the amendment and restatement of our 1999 Stock Incentive Plan. At this time, our management is not aware of any matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting. If other matters are presented, all proxies will be voted in accordance with the recommendations of our management.

      Returning your completed Proxy Form will not prevent you from voting in person at the Annual Meeting if you are present and wish to vote. In addition, you may revoke your proxy before it is voted by delivering written notice to our Corporate Secretary prior to the beginning of the Annual Meeting at our principal executive offices at the address above or by submission of a later-dated proxy.

      Only record holders of our Common Stock at the close of business on April 17, 2002 will be entitled to vote at the Annual Meeting. Each outstanding share of common stock entitles the holder thereof to one vote on each matter submitted to a vote of the holders of our common stock at the Annual Meeting. As of March 31, 2002, there were 36,148,487 shares of our common stock outstanding. The presence in person or by proxy of a majority of the shares of common stock outstanding will constitute a quorum for the purpose of transacting business at the Annual Meeting. Abstentions will be treated as present and entitled to vote, and therefore will be counted in determining the existence of a quorum and will have the effect of a vote against any proposition that requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting in order to be approved or adopted. In addition, broker “non-votes” will be considered present but not entitled to vote, and thus will be counted in determining the existence of a quorum but will not be counted in determining whether a proposition requiring the approval of a majority of the shares present and entitled to vote has been approved or adopted, or whether a majority of the vote of the shares present and entitled to vote has been cast.

      The Company will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy Form, and our 2001 Annual Report. We intend to provide copies of such solicitation materials to brokerage houses, fiduciaries, custodians and other persons or entities holding our common stock on behalf of the beneficial owner so that the solicitation materials may be forwarded to such beneficial owners. This solicitation, which is being conducted by mail, may be supplemented by a solicitation by telephone, telegram, or other permissible means by directors, officers or employees of Pac-West. No additional compensation will be paid to these individuals for conducting such a solicitation.

PROPOSITION 1

ELECTION OF DIRECTORS

      Our bylaws provide that the authorized number of members of our board of directors shall be nine. The board of directors is divided into three classes of directors, with each class of directors serving staggered three-year terms. Each director, including any director appointed to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected or appointed and qualified except in the case of the death, removal or resignation of such director. Pursuant to our bylaws, vacancies on the board of directors and newly created directorships resulting from any increase in the authorized number of directors, which is currently not anticipated, are filled by a majority vote of the incumbent directors. The board of directors currently consists of nine directors. Class I consists of A. Gary Ames, David G. Chandler and Samuel A. Plum, whose terms each expire at the 2002 annual meeting. Class II consists of Mark S. Fowler, Dr. Jagdish N. Sheth and Robert C. Morrison, whose terms each expire at the 2004 annual meeting. Class III consists of Wallace W. Griffin, Jerry L. Johnson and John K. La Rue, whose terms each expire at the 2003 annual meeting.

      Messrs. Ames, Chandler and Plum have been nominated by our board of directors for re-election at the Annual Meeting as Class I directors. See “Management — Nominees for Director” and “Management — Continuing Directors” for information with respect to Messrs. Ames, Chandler and Plum, as well as our continuing directors. We believe that each nominee is willing to be elected and to serve on our board of directors. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now contemplated, the incumbent directors may or may not select a substitute nominee. If a substituted nominee is selected, all proxies will be voted for the person selected.

      Directors will be elected at the Annual Meeting by a majority of the votes cast at the Annual Meeting by the holders of shares represented in person or by proxy. There is no cumulative voting as to any matter, including the election of directors.

      The board of directors has carefully considered and approved the nominees and recommends that you vote “FOR” the election of Messrs. Ames, Chandler and Plum.

PROPOSITION 2

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S

1999 STOCK INCENTIVE PLAN

Introduction

      We have established the Pac-West Telecomm, Inc. 1999 Stock Incentive Plan, as amended and restated from time to time, in accordance with its terms (the “Current Incentive Plan”), which authorizes the granting of stock options, restricted stock, stock appreciation rights (“SARS”), dividend equivalent rights, performance units, performance shares or other similar rights or benefits to our or our related entities’ current or future employees, directors, and consultants. Under the Current Incentive Plan, the board of directors is authorized to issue options to purchase shares of common stock in such quantity, at such exercise prices, on such terms and subject to such conditions as established by the board of directors.

      On February 25, 2002, the board of directors adopted, subject to shareholder approval, the amendment and restatement of the Current Incentive Plan (as amended, the “Amended Incentive Plan”), which would increase the number of shares of common stock authorized and reserved for grant by 1,000,000 shares from 4,751,750 shares under the Current Incentive Plan (after giving effect to certain adjustments described below) to 5,751,750 shares under the Amended Incentive Plan and make certain changes to the terms of the plan described more fully below.

      The proposed increase in the number of shares of common stock authorized and reserved for grant under the Amended Incentive Plan is intended to ensure that the Company will maintain sufficient equity incentives to attract and retain the best available personnel, to provide additional incentives to employees, directors, and consultants, and to promote the success of the Company’s business. In addition, the Amended Incentive Plan would adopt a limit on the maximum number of common stock with respect to which options may be granted to any grantee in any fiscal year of the company and certain other administrative provisions to comply with the performance-based compensation exception to the deduction limit of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

      If approved, the Current Incentive Plan would be amended and restated in its entirety as set forth in Exhibit A. To be approved, the amendment and restatement must be approved by a majority of the votes cast at the Annual Meeting by the holders of shares represented in person or by proxy.

      The summary of the Amended Incentive Plan that appears below is qualified by reference to the full text of the Amended Incentive Plan set forth in Exhibit A.

Types of Awards

      The board of directors or any committee thereof appointed to administer the Amended Incentive Plan (the “Administrator”) is authorized under the plan to award any type of arrangement to an employee, director or consultant that is not inconsistent with the provisions of the plan and that by its terms involves (i) shares of common stock, (ii) an option, SAR, or similar right, or (iii) any other security with the value derived from the value of shares of common stock, including, but not limited to options, sales or bonuses of restricted stock, SARs, dividend equivalent rights, performance units or performance shares, or any combination thereof.

Term

      The Amended Incentive Plan will terminate on January 29, 2009 unless sooner terminated by the board of directors. Termination of the Amended Incentive Plan will not affect grants made prior to termination, but no grants will be made after termination.

Administration

      The Amended Incentive Plan is administered by our compensation committee, with authority delegated by the board of directors. The Administrator of the Amended Incentive Plan has the authority to: (i) select the employees, directors and consultants to whom awards may be granted; (ii) determine whether and to what extent awards are granted; (iii) determine the number of shares or other amount of consideration to be covered by each award; (iv) approve forms of agreements in connection with the awards; (v) determine the terms and conditions of any award; (vi) establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford grantees favorable treatment under such rules or laws; (vii) amend the terms of any outstanding award, subject to certain limitations requiring the consent of grantees; (viii) construe and interpret the terms of the plan; and (ix) take other action, not inconsistent with the plan, as the Administrator deems appropriate.

      Any grants of awards to a covered employee intended to qualify as performance-based compensation under the Code shall be made only by a committee, which is comprised solely of two or more directors eligible to serve on such committee.

Eligibility

      Awards other than incentive stock options may be granted to employees, directors and consultants. Incentive stock options may be granted only to employees of the Company, a parent, or subsidiary. An employee, director or consultant who has been granted an award may, if otherwise eligible, be granted additional awards. Awards may be granted to such employees, directors, or consultants who are residing in foreign jurisdictions as the administrator of the plan may determine.

Securities Subject to the Incentive Plan

      An aggregate of up to 5,751,750 shares of common stock may be issued pursuant to the Amended Incentive Plan (without regard to grants under other stock option plans). This represents an increase of 1,000,000 shares from the 4,751,750 shares of common stock authorized and reserved under the Current Incentive Plan. The Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), covering common stock to be offered pursuant to the Current Incentive Plan. It is currently anticipated that a registration statement on Form S-8 under the Securities Act will be filed with the SEC, covering the shares of common stock to be offered pursuant to the Amended Incentive Plan if approved by the shareholders.

      Any shares of common stock covered by an award that is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of common stock that may be issued under the Amended Incentive Plan. If any unissued shares of common stock are retained for such award or any withholding taxes due with respect to such award, such retained shares of common stock shall become available for future issuance under the Amended Incentive Plan. Shares that actually have been issued under the Amended Incentive Plan pursuant to an award shall not be returned to the plan and shall not become available for future issuance under the plan, except that if unvested shares of common stock are forfeited, or repurchased by the Company at their original purchase price, such shares shall become available for future grant under the plan.

      Subject to any required action by shareholders of the Company, the number of shares of common stock covered by each outstanding award, and the number of shares of common stock that have been authorized for issuance under the plan, but as to which no awards have yet been granted or that have been returned to the plan, the exercise or purchase price of each such outstanding award, as well as any other terms that the Administrator of the plan determines require adjustment shall be proportionately adjusted for (i) any stock split, reverse stock split, stock dividend, combination or reclassification of the shares of common stock, (ii) any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company, or (iii) as the Administrator of the plan may determine in its discretion. Except as the Administrator of the plan determines, no issuance by the Company of shares of common stock of any class, or securities convertible into shares of common stock of any class, shall effect, and no adjustment shall be made with respect to, the number or price of shares of common stock subject to an award.

      In the event of (i) any merger or consolidation in which the Company is not the surviving entity, (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in connection with the complete liquidation or dissolution of the Company, (iii) any reverse merger in which the Company is the surviving entity but in which voting control is transferred to a third party, or (iv) an acquisition of voting control of the Company’s securities, all awards under the plan shall terminate immediately prior to such transaction unless the award is assumed by the successor corporation or its parent in connection with the transaction.

Terms and Conditions of Awards

      Each award shall be designated in the award agreement. The Administrator shall, subject to the terms of the Amended Incentive Plan, determine the provisions, terms, and conditions of each award, including but not limited to, the vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment, payment contingencies and satisfaction of performance criteria. In the case of an option, the option shall be designated as either an incentive stock option or a non-qualified stock option. Notwithstanding such designation, to the extent that the aggregate fair market value of shares subject to options designated as incentive stock options that become exercisable for the first time by a grantee during any calendar year exceeds $100,000 on the date of grant, such excess options shall be treated as non-qualified options.

      The term of each award shall be the term stated in the award agreement, provided that the term does not exceed ten (10) years from the date of grant. In the case of an incentive stock option granted to a grantee, who at the time the option is granted, owns stock representing more than ten (10) percent of the voting power of all classes of stock of the Company or related entities, the term of the incentive stock option shall be not more than five (5) years from the date of the grant.

      Under the Amended Incentive Plan, the maximum number of shares with respect to which options or SARs may be granted to any grantee in any fiscal year of the Company shall be 500,000 shares. In connection with a grantee’s commencement of employment, a grantee may be granted options and SARs for up to an additional 500,000 shares. In each case, such limitation shall be adjusted in connection with changes in capitalization or a corporate transaction.

      Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the grantee only by the grantee.

Award Exercise or Purchase Price

      The exercise or purchase price for an award of incentive stock options or an award of non-qualified stock options to an employee who at the time the option is granted, owns stock representing more than ten (10) percent of the voting power of all classes of stock of the Company or related entities the exercise price shall not be less than one hundred and ten (110) percent of the fair market value of the shares on the date of the grant. In the case of the sale of shares of common stock to such an employee, the purchase price shall also not be less than one hundred and ten (110) percent of the fair market value of the shares on the date of the grant.

      The exercise purchase price, if any, for an award of incentive stock options to an employee who at the time the option is granted, owns stock representing ten (10) percent or less of the voting power of all classes of stock of the Company or related entities shall not be less than one hundred (100) percent of the fair market value of the shares on the date of grant. In the case of a grant of non-qualified stock options or the sale of shares of common stock, the exercise or purchase price to such employees shall not be less than eighty-five (85) percent of the fair market value of the shares on the date of the grant.

      Subject to applicable laws, the consideration to be paid for the shares to be issued upon exercise or purchase of an award, including method of payment, shall be determined by the Administrator. The

Administrator is authorized to accept as consideration for shares of common stock under the plan cash, check, promissory note, surrender of shares of common stock, or, in the case of options, payment through a broker-dealer.

Exercise of Awards

      Any award granted under the Amended Incentive Plan shall be exercisable at such times and under such conditions as the Administrator may determine under the Amended Incentive Plan and as specified in the award agreement. In the case of an option, awards may not be exercisable at a rate of less than twenty (20%) percent per year over five (5) years from the date the option is granted.

Effect of Termination of Employment

      If a grantee terminates employment with the Company (but not in the event of a grantee’s change of status from employee to consultant), such grantee may, for the period specified in the award agreement (but not less than three (3) months) following termination, exercise the award, provided that the award has not previously expired by its terms. The award agreement may provide that an employee terminated for cause may not exercise following termination. In the event of the grantee’s disability or death, such grantee or the grantee’s estate (or a person who has acquired right to exercise by inheritance) may, for the period specified in the award agreement (but not less than twelve (12) months) following termination as a result of disability or death, exercise the award, provided the award has not previously expired by its terms.

Certain Federal Income Tax Consequences

      The following is intended only as a brief summary of the Federal income tax rules relevant to recipients of awards under the Amended Incentive Plan and does not purport to be a complete enumeration or analysis of all potential relevant tax effects. These rules are highly technical and subject to change in the future. It is accordingly recommended that all award recipients consult their own tax advisors concerning federal, state, local and foreign income and other tax considerations relating to such awards and rights thereunder. In particular, it is recommended that each award recipient consult his or her own tax advisor as to the AMT (as defined below) consequences of an award and the special tax considerations for a 16(b) Person (as defined below) and whether and when to make a Section 83(b) Election (as defined below), using a stock swap or stock withholding, utilizing financial assistance from the Company or receiving an award in connection with a deferral of compensation.

      Non-qualified Stock Options. An optionee does not recognize any taxable income, and the Company is not entitled to a deduction, upon the grant of a non-qualified option. Upon the exercise of a non-qualified option, the optionee recognizes ordinary income (subject to wage and employment tax withholding) equal to the excess of the fair market value of the shares acquired over the option price. The amount of such excess is generally determined by reference to the fair market value of the common stock on the date of exercise. However, in the case of an optionee subject to six month short-swing profit liability under Section 16(b) of the Exchange Act (a “16(b) Person”) (typically, officers, directors and major shareholders of the Company), such excess is determined by using the fair market value on the date of exercise (or, if later, the date six months after the date of grant unless such optionee elects to be taxed based on the fair market value of the common stock on the date of exercise by filing an appropriate election with the Internal Revenue Service within 30 days after the exercise date (a “Section 83(b) Election”)). An optionee’s basis in the stock received is equal to such stock’s fair market value on the date of exercise (or on the date six months after the date of grant, if later, in the case of an optionee who is a 16(b) Person and who makes no Section 83(b) Election at the time of exercise). Generally, the Company is entitled to a deduction equal to the compensation taxable to the optionee.

      If an optionee sells shares acquired pursuant to the exercise of a non-qualified option, the optionee will recognize capital gain or loss equal to the difference between the selling price of the shares and the optionee’s basis in the shares. Such capital gain or loss is long-term or short-term, depending on whether the optionee has held the shares for more than one year. In the case of an optionee who is a 16(b) Person and who makes no

Section 83(b) Election at the time of exercise, any such capital gain will be long-term only if the stock has been held for more than one year after the later of the exercise date or the date six months after the date of grant. The Company is not entitled to any deduction with respect to any capital gain recognized by the optionee.

      Capital losses on the sale of such shares may be used to offset capital gains. The net capital gain of an individual taxpayer is subject to a maximum rate of 20% for the sale of capital assets held more than one year or a maximum rate of 39.6% (the maximum ordinary income tax rate) for the sale of capital assets held one year or less. If capital losses exceed capital gains, then up to $3,000 of the excess losses may be deducted from ordinary income. Remaining capital losses may be carried forward to future tax years.

      Incentive Stock Options. In general, an optionee does not recognize taxable income on the grant or exercise of an incentive stock option. However, the excess of the stock’s fair market value on the exercise date (the fair market value on the exercise date or six months after the date of grant, whichever is later, is likely to govern in the case of a 16(b) Person who makes no Section 83(b) Election at the time of exercise) over the option price will be included in the optionee’s alternative minimum taxable income and thereby may subject the optionee to an alternative minimum tax. Such alternative minimum tax may be payable even though the optionee receives no cash upon the exercise of his or her incentive stock option with which to pay such tax. Upon the disposition of shares of common stock acquired pursuant to the exercise of an incentive stock option (i) more than one year after the date of exercise, and (ii) more than two years after the date of grant, the optionee recognizes long-term capital gain or loss, as the case may be, measured by the difference between the stock’s selling price and the exercise price. The Company is not entitled to any tax deduction by reason of the grant or exercise of an incentive stock option, or a disposition of stock received upon the exercise of an incentive stock option after the required holding period has been satisfied.

      If an optionee disposes of the shares of stock acquired pursuant to the exercise of an incentive stock option before the expiration of the required holding period described above (a disqualifying disposition), the difference between the exercise price of such shares and the lesser of (i) the fair market value of the shares on the date of exercise (the fair market value on the exercise date or on the date which is six months after the date of grant, whichever is later, is likely to govern in the case of a 16(b) Person who makes no Section 83(b) Election at the time of exercise), or (ii) the selling price, will constitute compensation taxable to the optionee as ordinary income. Generally, in the case of a disqualification disposition, the Company is allowed a corresponding tax deduction equal to the amount of compensation taxable to the optionee. If the selling price of the stock exceeds the fair market value on the exercise date (or six months after the date of grant, if later, in the case of a 16(b) Person who makes no Section 83(b) Election), the excess will be taxable to the optionee as capital gain (long-term or short-term, depending upon whether the optionee held the stock for more than one year). The Company is not allowed a deduction with respect to any such capital gain recognized by the optionee.

      Use of Common Stock to Pay Option Price. If an optionee delivers previously acquired common stock, however acquired, in payment of all or part of the option price of a non-qualified option, the optionee will not, as a result of such delivery, be required to recognize as taxable income or loss any appreciation or depreciation in the value of the previously-acquired common stock after its acquisition date. The optionee’s tax basis in, and holding period for, the previously-acquired common stock surrendered carries over to an equal number of the option shares received on a share-for-share basis. The fair market value of the shares received in excess of the shares surrendered constitutes compensation taxable to the optionee as ordinary income. Such fair market value is determined on the date of exercise, except in the case of 16(b) Persons as discussed above. The tax basis for such shares is equal to their fair market value as so determined, and with respect to such shares, the holding period begins on the date on which the fair market value of such shares is determined. Generally, the Company is entitled to a tax deduction equal to the compensation income recognized by the optionee.

      If an optionee delivers previously acquired common stock (other than stock acquired upon exercise of an incentive stock option and not held for the required holding period) in payment of all or part of the option price of an incentive stock option, the optionee will not be required to recognize as taxable income or loss any appreciation or depreciation in the value of the previously-acquired common stock after its acquisition date.

The optionee’s tax basis in, and holding period (for capital gain, but not disqualifying disposition, purposes) for the previously acquired stock surrendered carries over to an equal number of the option shares received on a share-for-share basis. Shares received in excess of the shares surrendered have a tax basis equal to the amount paid (if any) in excess of the previously acquired shares used to pay the exercise price, and such shares’ holding period will begin on the date of exercise (with the possible exception of 16(b) Persons). Proposed regulations provide that where an incentive stock option is exercised using previously acquired stock, a later disqualifying disposition of the shares received will be deemed to have been a disposition of the shares having the lowest basis first.

      If an optionee pays the exercise price of an incentive stock option in whole or in part with previously acquired common stock that was acquired upon the exercise of an incentive stock option and that has not been held for the required holding period, the optionee will recognize ordinary income (but not capital gain) under the rules applicable to disqualifying dispositions. The Company will be entitled to a corresponding deduction. The optionee’s basis in the shares received in exchange for the shares surrendered will be increased by the amount of ordinary income recognized by the optionee.

      Stock Appreciation Rights. A grantee does not recognize any taxable income, and the Company is not entitled to a deduction, upon the grant of an SAR. Upon the exercise of an SAR, the grantee will recognize ordinary income equal to the amount of (i) cash payable to the grantee (if any) and (ii) the fair market value of the common stock distributed to the grantee (if any) by reason of such exercise.

      Restricted Stock. An officer, employee or other individual who receives common stock pursuant to a restricted stock award should not recognize any taxable income upon the receipt of such award unless he or she makes a Section 83(b) Election. Instead, the recipient should recognize taxable compensation income at the time his or her interest in such shares is no longer subject to the repurchase option imposed by the Incentive Plan, in an amount equal to the fair market value of such shares at such time minus the amount, if any, paid for such shares. The tax basis of such shares to the recipient should be equal to the amount includable in his or her gross income as compensation, plus the amount, if any, paid for such shares, and his or her holding period for such shares should normally commence on the day following the date on which such shares are no longer subject to the repurchase option imposed by the Amended Incentive Plan. Dividends paid on restricted stock awards should be included as compensation for federal income tax purposes when received. In lieu of being taxed under the foregoing rules, the recipient may elect to be taxed on compensation income equal to the fair market value of the shares on the award date minus the amount, if any, paid for such shares by making a Section 83(b) Election no later than 30 days after the award date. If a recipient makes a Section 83(b) Election, his or her tax basis in his or her shares should be equal to the amount includable in his or her gross income as compensation plus the amount, if any, paid for such shares, and his or her holding period in the shares should begin on the day following the award date.

      Performance Awards. An officer, employee or other individual to whom a performance unit is awarded should recognize no taxable income at the time such award is made. Such person should recognize taxable income, however, at the time cash is paid to him or her pursuant to such award, and the amount of such income should be the amount of such cash.

      Limits on Company Deductions. The company for which an individual is performing services will generally be allowed to deduct amounts that are includable in the income of such person as ordinary compensation income at the time such amounts are so includable, provided that such amounts qualify as reasonable compensation for personal services actually rendered. However, if, in any taxable year, an employee’s total compensation from the company exceeds $1 million, compensation in excess of $1 million that would otherwise be deductible by the company may not be tax deductible under Code Section 162(m) if such employee is a “covered employee” at the time the compensation is included in the employee’s taxable income. An employee is a covered employee if he or she is (1) the chief executive officer or is an individual acting in such capacity, or (2) one of the four most highly compensated employees (other than the chief executive officer) employed by the company at the end of the taxable year, whose compensation is required to be disclosed under the Exchange Act at the end of the Company’s taxable year. Compensation that is “performance-based” within the meaning of Code Section 162(m) is excluded from the calculation of taxable income subject to the $1 million deduction limit. The Company intends that compensation realized upon the exercise of an option or SAR granted under the Amended Incentive Plan be regarded as “performance-based” under Code Section 162(m) and that such compensation be deductible without regard to the limits of Code Section 162(m).

      The Board of Directors recommends a vote “FOR” the approval of the amendment and restatement of the Company’s Current Incentive Plan.

DIRECTORS AND EXECUTIVE OFFICERS

      The table below sets forth certain information as of March 31, 2002 with respect to Pac-West’s current directors, executive officers, and key employees:

Name	Age	Position(s)

Executive Officers:
Wallace W. Griffin	63	Chief Executive Officer and Chairman of the Board
Henry R. Carabelli	46	President and Chief Operating Officer
Michael B. Hawn	38	Vice President Customer Network Services
Wayne Bell	30	Vice President Marketing
H. Ravi Brar	33	Vice President and Acting Chief Financial Officer
Harry W. Wilson	59	Vice President Human Resources
John F. Sumpter	54	Vice President Regulatory
Directors:
Jerry L. Johnson	54	Director
John K. La Rue	52	Director
A. Gary Ames	57	Director
David G. Chandler	44	Director
Mark S. Fowler	59	Director
Samuel A. Plum	57	Director
Dr. Jagdish N. Sheth	63	Director
Robert C. Morrison	55	Director

      The present principal occupations and recent employment history of each of our executive officers, key employees and directors listed above are set forth below.

Nominees for Director

      A. Gary Ames has served as one of our Directors since July 2000. Mr. Ames served as President and Chief Executive Officer of MediaOne International, a provider of broadband and wireless communications from 1995 until his retirement in June 2000. From 1989 to 1995, he served as President and Chief Executive Officer of U S West Communications, a regional provider of residential and business telephone services, and operator and carrier services. Mr. Ames also serves as a director of Albertsons, Inc., Tektronix, Inc., Infowave Software, AT&T — Latin America and etrieve, Inc.

      David G. Chandler has served as one of our Directors since September 1998. Mr. Chandler is a Managing Director of William Blair Capital Partners, a Chicago-based private equity firm. In addition, Mr. Chandler is a Principal of William Blair & Company, L.L.C. where he has been employed since 1987. Prior to joining William Blair & Company, he was an investment banker with Morgan Stanley & Co. Inc. from 1984 to 1987. Mr. Chandler serves as a director of the following companies: Gibraltar Packaging Group, Morton Grove Pharmaceuticals, Inc., PharmaResearch Corporation, Engineering Materials Corp., Pre Delivery Services Corporation, U.S. Education Corporation, The Plastics Group and Sweetwater Sound, Inc.

      Samuel A. Plum has served as one of our Directors since September 1998. Mr. Plum has been a Managing General Partner of the general partner of SCP Private Equity Partners, L.P. since its commencement in August 1996 and was employed by Safeguard from 1993 to 1996. From February 1989 to January 1993, Mr. Plum served as President of Charterhouse, Inc. and Charterhouse North American Securities, Inc., the U.S. investment banking and broker-dealer divisions of Charterhouse PLC, a merchant bank located in the United Kingdom. From 1973 to 1989, Mr. Plum served in various capacities in the investment banking divisions of Paine Webber Inc. and Blyth Eastman Dillon & Co., Inc. Mr. Plum has 28 years of investment banking, mergers and acquisitions and private equity investment experience. Mr. Plum also serves as a director of Index Stock Photography, Inc., Metallurg Holdings, Inc., Pentech Financial Services Inc. and Webvision Inc.

Continuing Directors

      Mark S. Fowler has served as one of our Directors since August 1999. Mr. Fowler is a founder and current Chairman of Assure Sat, Inc., a business formed for the purpose of operating telecommunications satellites that provide “backup” protection to satellite operators. In addition, Mr. Fowler founded and served as CEO of Power Fone, a business sold to Nextel Communications in 1994 for $400 million. He also was a co-founder and Chairman from 1996 to January 2000 of UniSite, Inc., a provider of leased tower space to wireless service operating companies. From 1981 to 1987, Mr. Fowler served as Chairman of the Federal Communications Commission and practiced communications law with the law firm of Latham & Watkins from 1987 to 1994 as Senior Communications Counsel, and, from 1994 to 2000, as of counsel to the firm. Mr. Fowler also serves as a director of TalkAmerica Holdings, Inc. and Beasley Broadcast Group, Inc.

      Wallace W. Griffin has served as the President, Chief Executive Officer and a Director of Pac-West from September 1998 to June 2001, at which time he was elected Chairman and Chief Executive Officer. From September 2001 to February 2002, Mr. Griffin assumed an additional interim role as our Chief Financial Officer. From 1994 to 1997, Mr. Griffin served as a Group President for a number of Jones International companies, including Jones Lightwave, Ltd., a competitive local exchange carrier, and Jones Education Company, a leader in using technology to deliver education. Concurrently, he was co-owner of a consulting and business development company, Griffin Enterprises, Inc. From 1987 through 1992, Mr. Griffin served as the President and Chief Executive Officer of U S West Marketing Resources Group, where he managed the $1 billion publishing, media software and advertising services division. Mr. Griffin has over 36 years experience in telecommunications, cable television, publishing and advertising. Mr. Griffin is also a director of DDx Incorporated.

      Jerry L. Johnson served as our Chairman of the Board from September 1998 until June 2001. From 1995 until December 2001, Mr. Johnson was employed by Safeguard Scientifics, Inc. where he was the Executive Vice President overseeing the partner companies in the E-Communications group. From 1985 to 1995, he worked at U S West in various positions, including Vice President, Network and Technology Services, which included managing U S West’s largest division, and supervising 21,000 management, engineering, technical and clerical employees. From 1983 to 1985, Mr. Johnson was President and CEO of Northwestern Bell Information Technologies. Mr. Johnson also serves as a Director of Dynegy, Inc., E-Money Advisors and MDL Capital.

      John K. La Rue founded Pac-West in 1980 and served as its President until September 1998. From September 1998 until July 2001, Mr. La Rue has served as our Executive Vice President. Currently, Mr. La Rue is employed on a part-time basis, serving as an advisor to Mr. Griffin and Mr. Carabelli. Mr. La Rue has over 32 years of experience in the telecommunications industry.

      Robert C. Morrison has served as one of our Directors since June 2001 and has served as our Corporate Secretary since January 2001. Mr. Morrison is a senior attorney and shareholder of Neumiller and Beardslee, a professional corporation. Neumiller and Beardslee and Mr. Morrison have provided legal counsel to the Company since its formation and to its predecessor continuously since 1988. Mr. Morrison served as Managing Director of Neumiller and Beardslee from 1982 through 1990. Mr. Morrison has been a practicing business attorney since 1972. He currently serves on the Board of Regents of the University of California and the Boards of Directors of the Lassen Volcanic National Park Foundation and UC Davis Foundation.

      Dr. Jagdish N. Sheth has served as one of our Directors since July 1999. Dr. Sheth has also been the Charles H. Kellstadt Professor of Marketing in the Goizueta Business School since 1991 and is the founder of the Center for Relationship Marketing at Emory University. From 1984 to 1991, Dr. Sheth was the Robert E. Brookner Professor of Marketing at the University of Southern California and is the founder of its Center for Telecommunications Management. Dr. Sheth also serves as a director of Norstan, Inc. and Wipro Limited.

Officers (Other than Officers Serving as a Director)

      Wayne Bell has served as Vice President of Marketing since he joined Pac-West in August 2001. Prior to joining Pac-West, Mr. Bell served as Vice president of Marketing and Channel Development for @Link Networks, Inc. since January 2000. From 1998 to 2000, he was employed by ICG Communications where he held the position of Senior Director of Product and Process Development. Prior to ICG, Mr. Bell served as Acting Director of Program Office for U S West Communications, Inc. Mr. Bell brings over nine years of telecommunications experience to Pac-West.

      H. Ravi Brar served as our Vice President of Finance and Treasurer since September 2001 and was appointed our Acting Chief Financial Officer in February 2002. Previously, he held the positions of Vice President of Customer Operations and Vice President of Business Development. Mr. Brar has been employed with us since July 1999. In addition, Mr. Brar serves as President and is a director of Installnet Inc. and US Net Solutions, Inc., each a wholly-owned subsidiary of our Company. Prior to joining us, Mr. Brar was employed with Xerox Corporation from 1991 to 1999, where he held several senior level business development and financial management positions, including Business Development Manager of Xerox’s developing markets operations in China and Russia, and Area General Manager and Controller of Xerox’s business services division in Pittsburgh, PA.

      Henry R. Carabelli has served as President and Chief Operating Officer of Pac-West since he joined the Company in June 2001. Prior to joining Pac-West, Mr. Carabelli served as President of @Link Networks, Inc. since 1999. From 1996 to 1999, Mr. Carabelli was employed by ICG Communications, a Colorado based competitive local exchange carrier, where he held the positions of Chief Operating Officer and Executive Vice President of Network Operations. Prior to ICG, Mr. Carabelli spent 19 years in management with Ameritech and Michigan Bell. Mr. Carabelli brings over 24 years of telecommunications experience to Pac-West.

      Michael B. Hawn has served as Vice President of Customer Network Services of Pac-West since he joined the Company in August 2001. Prior to joining Pac-West, Mr. Hawn was employed by @Link Networks, Inc. since February 2000, where he held the positions of Vice President of National Operations and Vice President of Program Management. From 1997 to 2000, he was employed by ICG Communications, where he held various positions including: Vice President of Planning and Engineering, Vice President of Engineering, and Senior Director of Quality. Prior to ICG, Mr. Hawn held various managerial and technical positions with Lucent Technologies and AT&T Bell Laboratories. Mr. Hawn brings 15 years of telecommunications experience to Pac-West.

      John F. Sumpter has served as our Vice President of Regulatory since July 1999. He has over 29 years of experience in the telecommunications industry. Prior to joining us, he was employed with AT&T from 1984 to 1999, where he held several executive legal regulatory positions, including Division Manager of Law and Government Affairs, District Manager of Switched Services Product Management, and District Manager of Marketing. Mr. Sumpter is responsible for our relations with government regulatory agencies, regulatory compliance and intercarrier relations.

      Harry W. Wilson has served as our Vice President of Human Resources since April 2000. From 1998 to 2000, Mr. Wilson was the Corporate Director of Human Resources for Sumiden Wire Products. From 1994 to 1998, Mr. Wilson was Corporate Director of Employee Relations for Packard Bell/ Nec. Prior to that, he served as the Vice President of Human Resources for a division of Litton Industries. Mr. Wilson has over 26 years of management experience.

Information About Our Board of Directors

General

      Messrs. Plum and Chandler have been elected to serve as directors in accordance with a shareholders agreement that was entered into in connection with our recapitalization in September 1998. Their terms will expire at the 2002 annual meeting. Our executive officers are elected by and serve at the discretion of the Board of Directors.

      The board of directors met seven times during the fiscal year ended December 31, 2001. The board of directors has standing audit, compensation and executive committees. Our board does not have a standing nominating or similar committee. Each director, except for Mr. Fowler, attended 75% or more of the meetings of the board of directors and any committees on which such director served during the fiscal year ended December 31, 2001.

Classes of the Board

      Our Board of Directors is divided into three classes of directors, with each class serving staggered three-year terms. As a result, approximately one-third of our Board of Directors will be elected each year. Class I consists of Messrs. Ames, Chandler and Plum whose terms expire at the 2002 annual meeting. Class II consists of Mr. Fowler, Dr. Sheth, and Mr. Morrison whose terms expire at the 2004 annual meeting. Class III consists of Messrs. Griffin, Johnson and La Rue whose terms expire at the 2003 annual meeting.

Compensation of Directors

      Directors who are employed by us, including Mr. Griffin and Mr. La Rue, and directors who are affiliated with our principal shareholders, including Messrs. Chandler and Plum, are not currently entitled to receive any compensation for serving on our board of directors. Our outside directors, Messrs. Ames, Fowler, Johnson, Morrison and Dr. Sheth, receive $5,000 per quarter as compensation for serving on our board of directors. Until his resignation from one of our principal shareholders, Safeguard Scientifics, Inc., in December 2001, Mr. Johnson was not entitled to receive any compensation for serving as a director. Beginning in the first quarter of 2002, Mr. Johnson became eligible to receive the same compensation as our other outside directors receive.

      In 1999, we granted each of Mr. Fowler and Dr. Sheth stock options to purchase 35,000 shares of our common stock with an exercise price of $2.14. The stock options will vest over a three-year period with 33 1/3% vesting at the end of each year from the date of grant. During 2000, we granted stock options to Mr. Ames to purchase 35,000 shares of our common stock with an exercise price of $17.50. These stock options will vest over a three-year period with 33 1/3% vesting at the end of each year from the date of grant. In addition, during 2000, Messrs. Ames, Fowler and Dr. Sheth each received 10,500 additional stock options with an exercise price of $4.06. These options vest over a three-year period with 33 1/3% vesting at the end of each year from the date of grant. Mr. Morrison was granted stock options to purchase 35,000 shares of our common stock on June 12, 2001. The options vest over a three-year period with 33 1/3% vesting at the end of each year from the date of grant, and have an exercise price of $2.53. In December, 2001, we granted stock options to purchase an additional 45,500, 10,500, 70,000, 35,000 and 10,500 shares of our common stock to Messrs. Ames, Fowler, La Rue, Morrison and Sheth, respectively. These options vest over a three-year period, with 33 1/3% vesting at the end of each year from the date of grant, and have an exercise price of $0.79. In addition, we pay for the reasonable out-of-pocket expenses incurred by each director in connection with attending board and committee meetings.

Committees of the Board of Directors

      Our board has standing executive, compensation and audit committees, as follows:

•	Audit Committee. The audit committee is currently composed of three independent directors: Messrs. Ames, Chandler and Morrison. We believe that all members of the Audit Committee are “independent,” within the meaning of the listing requirements of the National Association of Securities Dealers, Inc. Among other functions, the audit committee makes recommendations to the board of directors regarding the selection of independent auditors, reviews the independence of such auditors, approves the scope of the annual audit activities of the independent auditors and reviews such audit results. The audit committee met five times during the fiscal year ended December 31, 2001.

On October 26, 2000, the audit committee of the board of directors adopted a written charter for the audit committee. A copy of the Pac-West Telecomm, Inc. Charter of the Audit Committee of the

Board of Directors is attached as Appendix A to its Proxy Statement, dated May 9, 2001, as filed with the Securities and Exchange Commission pursuant to Regulation 14A on May 7, 2001.

•	Compensation Committee. The compensation committee is currently composed of three independent directors: Messrs. Fowler, Plum, and Dr. Sheth. Among other functions, the compensation committee makes recommendations to the board of directors regarding the compensation of our officers, awards under our compensation and benefit plans and compensation policies and practices. The compensation committee met three times during the fiscal year ended December 31, 2001.

None of Messrs. Fowler, Plum and Dr. Sheth are executive officers or employees of the Company.

•	Executive Committee. The executive committee is currently composed of four directors: Messrs. Chandler, Griffin, Johnson and Plum. Among other functions, the executive committee makes recommendations to the board of directors regarding matters that arise when the full board is unable to meet. The executive board met five times during the fiscal year ended December 31, 2001.

Reports by Board Committees

Audit Committee Report

      The Audit Committee oversees the financial reporting process, the systems of internal accounting and financial controls, the performance and independence of the independent auditor, the annual audit of Pac-West’s financial statements, and related matters.

      During the last year, the audit committee of the board of directors has met and held discussions with management and Arthur Andersen LLP, our independent auditors for the fiscal year ended December 31, 2001. The audit committee reviewed and discussed with management and Arthur Andersen the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001. The audit committee also discussed with Arthur Andersen the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

      The following summarizes certain fees paid to Arthur Andersen. Our Audit Committee has considered whether the provision of the services described below is compatible with maintaining the independence of Arthur Andersen and has concluded that such services are compatible with maintaining the independence of our principal auditor.

•	Audit Fees. Arthur Andersen billed us $275,330 for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in our Reports on Form 10-Q for the periods ending March 31, June 30 and September 30, 2001.

•	Financial Information Systems Design and Implementation Fees. Arthur Andersen did not render any such professional services to us during the fiscal year ended December 31, 2001.

•	All Other Fees. Arthur Andersen billed us $131,105 for other services rendered during the fiscal year ended December 31, 2001, which primarily relate to research and consultation concerning various local, state and federal tax matters and preparation of federal and state income tax returns.

      Arthur Andersen submitted to the audit committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The audit committee discussed with Arthur Andersen such firm’s independence. Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission on March 29, 2002.

      Arthur Andersen LLP has informed the Company that on March 14, 2002, it was indicted on federal obstruction of justice charges arising from the government’s investigation of Enron Corp. The audit committee has been carefully monitoring these developments. In a release, dated March 18, 2002, the SEC has said that it will continue to accept financial statements audited, and interim financial statements reviewed by, Arthur Andersen so long as it is able to make certain representations to us.

      The ability of the Company to raise capital and make timely filings with the SEC could be impaired if the SEC ceases accepting financial statements audited by Arthur Andersen, if Arthur Andersen becomes unable to make the required representations to the Company or if, for any other reason, Arthur Andersen is unable to perform required audit-related services for the Company. As a result of this uncertainty, the audit committee has initiated a review of other independent auditors to determine whether or not it would be in the best interests of the Company and its shareholders to replace Arthur Andersen as its independent auditor.

      Although Arthur Andersen currently remains the Company’s independent auditor and has performed the independent auditor’s review of our consolidated financial statements for the period ended March 31, 2002, there is considerable uncertainty as to whether Arthur Andersen will continue to serve as the Company’s independent auditor for the remainder of fiscal year 2002. Consequently, the audit committee has recommended to the board of directors that the selection of Arthur Andersen to serve as independent auditor for fiscal year 2002 not be submitted to a vote of ratification by shareholders in connection with the Annual Meeting.

AUDIT COMMITTEE

A. Gary Ames
David G. Chandler
Robert C. Morrison

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board of Directors is composed entirely of outside, non-management directors. No one on the Committee is a former or current officer of Pac-West. The Committee sets and administers the policies governing annual compensation of executive officers, including cash compensation and stock ownership programs.

      Our compensation program for executive officers is administered and reviewed by the compensation committee of the board of directors. The key elements of the total annual compensation for executive officers consist of fixed compensation in the form of base salary and variable compensation in the form of annual and quarterly incentive compensation. It is the compensation committee’s objective to help ensure that a significant portion of an executive’s total annual compensation be contingent upon the attainment of one or more performance objectives. Beginning in 2002, the compensation plans for executive officers (except for the CEO who will only be paid annually) will be modified to issue quarterly variable incentive payments for corporate performance and annual payments for individual performance.

      Historically, annual incentive payments were based upon various factors, including corporate, operating unit and individual performance during the preceding calendar year. An operating plan is established annually which sets goals for overall corporate performance relating to earnings (before interest and taxes). The chief executive officer’s annual incentive compensation is based on the overall corporate performance plus specific milestones set by the board of directors for markets in operation, access lines in service and capital raising.

      For the fiscal year ended December 31, 2001, as a result of corporate results which were below plan, the impact of the economic downturn and the restructuring activities undertaken in the third quarter of 2001, all variable incentive compensation payments have been deferred pending a review of sustained corporate performance improvements for at least two consecutive quarters.

      On November 14, 2001, Pac-West launched a tender offer to exchange options granted under our 1999 Stock Incentive Plan to certain eligible employees. Directors and officers required to report transactions in our common stock pursuant to Section 16 of the Securities Exchange Act of 1934, which included all executive management, were not deemed to be eligible employees and therefore did not participate in the tender offer.

COMPENSATION COMMITTEE

Mark S. Fowler
Samuel A. Plum
Dr. Jagdish N. Sheth

Equity Compensation Plan Information

      The table below provides information regarding securities authorized for issuance under our equity compensation plans as of March 31, 2002.

	(a)	(b)	(c)
	Number of Securities to be	Weighted-Average	Number of Securities
	Issued Upon Exercise of	Exercise Price of	Remaining Available for
	Outstanding Options,	Outstanding Options,	Future Issuance Under
Plan Category	Warrants and Rights	Warrants and Rights	Equity Compensation Plans(1)

Approved Plans(2)
1999 Stock Incentive Plan	3,228,632	$3.26	1,414,557
2000 Employee Stock Purchase Plan(4)	—	—	845,187
Non-Approved Plans(3)
1998 Griffin Non-Qualified Stock Incentive Plan	350,000	$0.48	—
1998 Bryson Non-Qualified Stock Incentive Plan	218,750	$0.48	—
2000 Napa Valley Non-Qualified Stock Incentive Plan	25,000	$10.00	30,000

(1)	Excludes securities reflected in Column A.

(2)	Equity compensation plans approved by security holders.

(3)	Equity incentive plans not approved by security holders.

(4)	Amounts withheld from employees to purchase stock at June 30, 2002 are not included.

Compensation Committee Interlocks and Insider Participation

      There are no family relationships between any of our directors or executive officers and there are no director interlocking relationships.

EXECUTIVE COMPENSATION

     The following table summarizes the compensation we paid in the fiscal years ended December 31, 2001, 2000 and 1999 to our named executive officers, consisting of our chief executive officer, each of our next four most highly compensated executive officers and two former executive officers who, if currently serving as executive officers, would be among the four most highly compensated executive officers for the fiscal year ended December 31, 2001.

     None of the prerequisites and other benefits paid to each named current executive officer exceeded the lesser of $50,000 or 10% of the total annual salary and bonus received by that officer. “All Other Compensation” reflects matching contributions we made under our 401(k) plan plus group life and disability insurance premiums paid by us on behalf of such officer. The amount listed under “All Other Compensation” includes $5,440, $5,440 and $18,419 of life insurance and long-term disability insurance premiums we paid on behalf of Mr. Griffin for the fiscal years ended December 31, 2001, 2000 and 1999, respectively. In addition, the named current executive officers may be eligible for a bonus for the fiscal year ended December 31, 2001. At this time, the amount of any such bonuses, if any, and when, if ever, they may be paid has not been determined by the compensation committee.

     With respect to Messrs. La Rue and Bryson, the amounts listed under “All Other Compensation” include amounts paid pursuant to their change in employment and severance agreements, respectively, and for paid vacation, as well as matching contributions we made under our 401(k) plan plus group life and disability insurance premiums paid by us on behalf of such officers. Pursuant to their respective change in employment and severance agreements, Messrs. La Rue and Bryson were paid $145,833 and $140,583, respectively. Messrs. La Rue and Bryson also received $40,385 and $4,635, respectively, for paid vacation.

Summary Compensation Table for the Years Ended December 31, 2001, 2000 and 1999

		Regular		All Other
Name and Principal Position Held	Salary	Bonus	Commissions	Compensation

Current Executives:
Wallace W. Griffin,
Chairman and Chief Executive Officer
Fiscal year 2001	$350,000	$—	$—	$12,306
Fiscal year 2000	350,000	175,000	—	12,051
Fiscal year 1999	350,000	350,000	—	23,845
Henry R. Carabelli,
President and Chief Operating Officer
Fiscal year 2001	$142,788	—	$—	$706
H. Ravi Brar,
Vice President, Finance(1)
Fiscal year 2001	$166,125	$—	$—	$3,138
Fiscal year 2000	102,083	55,000	—	2,111
Fiscal year 1999	31,846	8,767	—	193
Greg Joksch,
Vice President, Information Technology(2)
Fiscal year 2001	$128,333	$—	$—	$5,592
Fiscal year 2000	121,800	32,000	—	5,132
Fiscal year 1999	112,500	30,000	—	4,507
John F. Sumpter,
Vice President, Regulatory
Fiscal year 2001	$127,186	$—	$—	$5,948
Fiscal year 2000	122,761	44,000	—	3,061
Fiscal year 1999	51,846	16,866	—	2,772
Former Executives:
John K. La Rue,
Director
Fiscal year 2001	$241,250	$140,000	$—	$191,917
Fiscal year 2000	350,000	140,000	—	5,998
Fiscal year 1999	350,000	140,000	—	7,746
Richard E. Bryson,
Chief Financial Officer
Fiscal year 2001	$188,792	$55,912	$—	$149,512
Fiscal year 2000	225,000	90,000	—	4,833
Fiscal year 1999	225,000	90,000	—	3,783

(1)	In February, 2002, Mr. Brar was appointed as our Acting Chief Financial Officer.

(2)	As of January 1, 2002, Mr. Joksch was named the Senior Director of Information Technologies, and as of that same date, is no longer an executive officer of the Company.

Stock Incentive Plans

General

      We have established the Pac-West Telecomm, Inc. 1999 Stock Incentive Plan, which authorizes the granting of stock options, including restricted stock, SARS, dividend equivalent rights, performance units, performance shares or other similar rights or benefits to our or our subsidiaries’ current or future employees, directors, consultants and advisors. Under the 1999 Stock Incentive Plan, the board of directors is authorized to issue options to purchase shares of common stock in such quantity, at such exercise prices, on such terms and subject to such conditions as established by the board.

      In addition, we have established the 1998 Griffin and Bryson Non-Qualified Stock Incentive Plans for two senior officers (one of whom, Mr. Bryson, is no longer with the Company), and the 2000 Napa Valley Non-Qualified Stock Incentive Plan which authorizes the granting of stock options, including restricted stock, SARS, dividend equivalent rights, performance units, performance shares or other similar rights or benefits to certain of our employees.

      An aggregate of 5,375,500 shares of common stock are currently reserved for option grants under the 1999 Stock Incentive Plan, the 1998 Griffin and Bryson Non-Qualified Stock Incentive Plans, and the 2000 Napa Valley Non-Qualified Stock Incentive Plan. These plans are subject to adjustment upon the occurrence of certain events to prevent any dilution or expansion of the rights of participants that might otherwise result from the occurrence of such events. As of December 31, 2001, we had granted options outstanding with respect to 3,879,345 shares of common stock under all plans, after giving effect to options tendered and accepted with respect to 831,638 shares of common stock, as described more fully below under “— Exchange Offer.” As of December 31, 2001, 108,561 options have been exercised.

Amendment and Restatement of the 1999 Stock Incentive Plan

      An aggregate of 4,751,750 shares of common stock are currently reserved for option grants under the 1999 Stock Incentive Plan. On February 25, 2002, our board of directors approved and adopted a proposed amendment and restatement of the 1999 Stock Incentive Plan, which, if approved by the shareholders at the Annual Meeting, would increase the number of shares of common stock reserved for option grants under the 1999 Stock Incentive Plan to 5,751,750 shares of common stock, which is an increase of 1,000,000 shares. As a result, if the proposed amendment and restatement of the 1999 Stock Incentive Plan is approved by the shareholders, there will be an aggregate of 6,375,500 shares of common stock reserved for option grants under the 1999 Stock Incentive Plan, the 1998 Griffin and Bryson Non-Qualified Stock Incentive Plans, and the 2000 Napa Valley Non-Qualified Stock Incentive Plan.

Exchange Offer

      On November 14, 2001, we initiated an exchange offer for options granted under our 1999 Stock Incentive Plan to certain eligible employees. The terms of the exchange offer allowed eligible employees to tender all their existing options in exchange for receiving newly granted options not less than 185 days from the date of expiration of the offer, which was December 14, 2001. Subject to certain limitations, the tendered options will be exchanged on a one for one basis, with the exercise price equal to the fair market value of our Common Stock on the grant date.

      For purposes of the exchange offer, “eligible employees” include employees as of November 14, 2001, who remain employed with us through and including the date the new options are granted, who hold options under the 1999 Stock Incentive Plan and who are not directors and officers required to report transactions in Pac-West’s Common Stock pursuant to Section 16 of the Securities Exchange Act of 1934, as amended.

      We accepted for exchange 831,638 options to purchase our Common Stock, representing approximately 54% of the options that were eligible to be tendered in the offer. We currently anticipate that we will grant participating employees the new options on or after June 18, 2002, provided, however, that they are still employed by us on the date of grant. The new options will be subject to the terms of the 1999 Stock Incentive Plan, and will have the same vesting schedule as the options tendered in the exchange.

Option Grants in 2001

      The table below provides information regarding stock options granted to the named executive officers during 2001. None of the named executive officers received SAR’s. The options referred to below vest over a period of three to four years and are exercisable to purchase shares of our common stock in accordance with the Company’s 1999 Stock Incentive Plan. In addition, options issued to the below named executives become fully vested upon a change in control.

      The amounts shown for potential realizable value are calculated assuming that the market value of the common stock was equal to the exercise price per share as of the date of grant of the options. This value is the approximate price per share at which shares of the common stock would have been sold in private transactions on or about the date on which the options were granted. The dollar amounts under these columns assume a compounded annual market price increase for the underlying shares of the common stock from the date of grant to the end of the option term of 5% and 10%. This format is prescribed by the Securities and Exchange Commission and is not intended to forecast future appreciation of shares of the common stock. The actual value, if any, a named officer may realize will depend on the excess of the market price for shares of the common stock on the date the option is exercised over the exercise price. Accordingly, there is no assurance that the value realized by a named officer will be at or near the value estimated above.

					Potential Realizable
					Value at Assumed Annual
	Number of	% of Total			Rates of Stock Price
	Securities	Options			Appreciation for
	Underlying	Granted to	Exercise or		Option Term
	Options	Employees	Base Price	Expiration
Name	Granted(#)	In Fiscal Year	($/Sh)	Date	5%($)	10%($)

Current Executives
Wallace W. Griffin	85,000	4.43	$3.25	3/12/2011	$174,000	$440,000
Wallace W. Griffin	372,847	19.45	0.79	12/03/2011	185,000	469,000
Henry R. Carabelli	200,000	10.43	2.53	6/12/2011	319,000	806,000
Henry R. Carabelli	200,000	10.43	0.79	12/03/2011	90,000	252,000
Greg Joksch	15,000	0.78	0.79	12/03/2011	7,000	19,000
John F. Sumpter	15,000	0.78	0.79	12/03/2011	7,000	19,000
H. Ravi Brar	20,000	1.04	0.79	12/03/2011	10,000	25,000
Former Executives
John K. La Rue	70,000	3.64	0.79	12/03/2011	35,000	88,000

Outstanding Stock Options and Year-End Values

      The following table sets forth information regarding the number and value of unexercised stock options held by each of the named executive officers as of December 31, 2001. No named executive officers exercised options in 2001.

	Number of		Value of Unexercised
	Unexercised Options		In-the-Money Options
	at Year End		at Year End

Name	Exercisable	Non-Exercisable	Exercisable	Non-Exercisable

Current Executives
Wallace W. Griffin	525,347	570,347	$24,500	$—
Henry R. Carabelli	—	400,000	—	—
Greg Joksch	38,750	61,250	—	—
John F. Sumpter	35,000	65,000	—	—
H. Ravi Brar	33,000	91,000	—	—
Former Executives
John K. La Rue	129,500	234,500	—	—
Richard E. Bryson(1)	328,653	71,250	15,313	—

(1)	Subject to the terms under which the options were granted, Mr. Bryson has 90 days from March 1, 2002, to exercise his options, after which, the options expire.

Qualified 401(k) and Profit Sharing Plan

      We maintain a tax-qualified 401(k) retirement plan for all full-time employees who are at least 18 years of age and who have completed six months of service. The plan year is from January 1 to December 31, and we contribute $0.50 for every $1.00 contributed by the employee, subject to our contribution not exceeding 3 percent of the employee’s salary. Employees are eligible to participate in the plan after six months of service and become fully vested after six years, although they vest incrementally on an annual basis after two years of service. Employees who are at least 18 years of age may elect to participate in the plan after completing six months of service with us. We match 50% of employee contributions up to 6% of compensation deferred. Our matching contributions vest at a rate 20% per year starting with the employee’s second year of service. Although we have not historically done so, we may also make discretionary profit-sharing contributions to all employees who satisfy plan participation requirements. The Company’s matching contributions were $442,000, $247,000 and $134,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

Employee Stock Purchase Plan

      In 2000, we instituted the 2000 Employee Stock Purchase Plan. The purpose of the Plan is to provide our employees with an opportunity to purchase our common stock through accumulated payroll deductions. Employees may elect to participate in semi-annual offer periods, commencing each January 1 and July 1. Employees are eligible to participate in the plan after 30 days of service, provided, however, that their customary employment is not 20 hours or less per week, and not less than 5 months in any calendar year. Subject to certain limitations, eligible employees may elect to have payroll deductions made during the relevant offer periods in amounts between one percent (1%) and not exceeding ten percent (10%) of the employee’s compensation. The maximum number of shares of common stock available for sale under the plan is 1,000,000 shares, subject to adjustments for certain defined events. As of December 31, 2001, 154,873 shares of common stock have been purchased pursuant to the plan.

Pension Plans

      We do not maintain a pension plan.

Employment Agreements

Employment Agreements

      In December 2001, Mr. Griffin entered into a new employment agreement with us. On June 11, 2001, we entered into an employment agreement with Mr. Carabelli. Messrs. Griffin and Carabelli’s employment agreements have terms of two years, provide for an initial base salary of $350,000 and $275,000, respectively, and bonuses based upon our achievement of certain objectives and subjective criteria which shall be about 40% of their respective base salary. Their employment agreements also provide for participation in all benefit plans made available to Pac-West executives, and may be terminated earlier by us or the respective executive under certain conditions.

      Upon termination by us without cause, as defined in their respective employment agreement, Messrs. Griffin and Carabelli will be entitled to receive severance payments, subject to certain conditions, equal to their respective base salary for a one-year period after such termination.

      If the employment period is terminated as a result of their respective disability, then Messrs. Griffin and Carabelli and/or their estate or beneficiaries, as the case may be, will be entitled to receive benefits under our employee benefit programs as in effect on the date of such termination to the extent permitted under such programs. In addition, each will be entitled to receive (1) an amount equal to the lesser of the terminated portion of his respective employment period or his respective base salary for the one-year period after such termination; and (2) a prorated amount of any annual bonus otherwise payable to him for the fiscal year in which his employment is terminated.

      If the employment period is terminated as a result of either Mr. Griffin or Mr. Carabelli’s death, then they and/or their estate or beneficiaries, as the case may be, will be entitled to receive benefits under our employee benefit programs as in effect on the date of such termination to the extent permitted under such programs and, in addition, will be entitled to receive a prorated amount of any annual bonus otherwise payable to them for the fiscal year in which their respective employment is terminated. If we terminate the employment period for cause or if they resign for any reason, other than a termination without cause under the respective employment agreement, then they will be entitled to receive their respective base salary through the date of termination and we will have no further liability whatsoever to them.

      On July 12, 2001, the Company and Mr. John K. La Rue entered into an agreement covering Mr. La Rue’s change in employment status, effective August 1, 2002. On this date, Mr. La Rue resigned as a corporate officer of the Company in order to work on a part-time basis as Vice President and Founder. Mr. La Rue’s responsibilities include advising the Company and consulting with our corporate officers. The terms of the agreement provide for reduced compensation in exchange for Mr. La Rue’s services, and that upon the termination of the agreement, all unvested options shall become fully vested at such time.

Severance Agreements

      The Company and Mr. Richard E. Bryson entered into a severance agreement, effective September 27, 2001. The terms for the agreement provided certain compensation, including Mr. Bryson’s pro-rata bonus for the year, plus payment for accrued, but unused vacation time. Unexercised vested options and unvested options not covered by the agreement terminate 90 days from the date of Mr. Bryson’s separation from the Company, March 1, 2002, in accordance with the terms of the Company’s 1999 Incentive Plan.

Change of Control Agreements

      We have entered into employment agreements with certain executives which provide that in the event of a change of control if the successor does not hire the named executive, or is terminated by the successor, without cause, within twelve months following the effective date of the change of control event, the named executive would be entitled to receive their base salary for one year following the change of control event. The current executives with whom we have entered into such an agreement are Messrs. Griffin, Carabelli, Wilson, Sumpter, Brar, Bell and Hawn.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

      The following table sets forth certain information regarding ownership of our common stock as of March 1, 2002 for: (1) each person who we know owns beneficially more than 5% of our outstanding common stock; (2) each of our current directors and nominees, and executive officers; and (3) all of our current directors and nominees, and executive officers as a group.

			Percent
	Number of Shares		Beneficially
Beneficial Owner	Beneficially Owned(1)		Owned(2)

Significant Stockholders:
Safeguard Scientifics, Inc.	4,879,057	(3)	13.5
800 The Safeguard Building 435 Devon Park Drive Wayne, PA 19087
Bay Alarm Securities LLC	4,562,630	(4)	12.6
925 Ygnacio Valley Road Walnut Creek, CA 94596
William Blair Capital Partners VI, L.P.	3,652,649	(5)	10.1
222 West Adams Street Chicago, IL 60606
SCP Private Equity Partners, L.P.	3,547,219	(6)	9.8
435 Devon Park Drive, Building 300 Wayne, PA 19087
TL Ventures III L.P. and related entities	2,408,826	(7)	6.7
700 Building 435 Devon Park Drive Wayne, PA 19087-1990
Directors, Nominees and Named Executive Officers:
A. Gary Ames	16,167	(8)	*
H. Ravi Brar	71,000	(9)	*
Richard E. Bryson	328,653	(10)	*
Henry R. Carabelli	100,000	(11)	*
David G. Chandler	3,652,649	(12)	10.1
Mark S. Fowler	27,833	(13)	*
Wallace W. Griffin	1,068,547	(14)	2.9
Greg Joksch	56,250	(15)	*
Jerry L. Johnson	30,043	(16)	*
John K. La Rue	1,065,500	(17)	2.8
Robert C. Morrison	12,667	(18)	*
Samuel A. Plum	3,612,219	(19)	10.0
Jagdish N. Sheth	89,033	(20)	*
John F. Sumpter	56,250	(21)	*
All of Pac-West’s Directors and Executive Officers as a Group (16 Persons)	10,216,911	(22)	28.3

(1)	Includes the number of shares of common stock subject to options exercisable within sixty (60) days of April 15, 2002.

(2)	Shares of common stock exercisable within sixty (60) days of April 15, 2002 are considered outstanding for the purpose of determining the percent of the class held by the holder of such options, but not for the purpose of computing the percentage held by others. Percentages of less than one (1) percent are denoted by an asterisk.

(3)	Based solely upon an Amended Schedule 13G, dated February 14, 2002, Safeguard Delaware, Inc. (SDI) is the record owner of 2,438,267 shares, Safeguard Scientifics (Delaware), Inc. (SSD) is the record owner of 31,352 shares, and SFINT, Inc. is the record owner of 612 shares. Safeguard Scientifics, Inc. (Safeguard) is the sole stockholder of each of SDI and SSD, and SSD is the sole stockholder of SFINT, Inc., which also includes an aggregate of 2,408,826 shares owned of record by the following entities: TL Ventures III, L.P. (TL III), 1,939,513 shares; TL Ventures III Offshore, L.P. (TL III Offshore), 405,984 shares; and TL Ventures III Interfund, L.P. (TL III Interfund), 63,329 shares. TL III, TL III Offshore and TL III Interfund are venture capital funds which are required by their governing documents to make all investment, voting and disposition actions in tandem. TL Ventures III LLC, of which SDI is a member, is a co-general partner of TL Ventures III Management, L.P., the sole general partner of TL Ventures III, L.P., and the sole general partner of TL Ventures III Interfund. TL Ventures III LLC has sole authority and responsibility for all investment, voting and disposition decisions for TL III and TL III Interfund, which powers, other than investments, are exercised through its three-member board of managers, by majority vote. TL Ventures III Offshore Ltd. is the sole general partner of TL Ventures Offshore Partners, L.P., which is the sole general partner of TL III Offshore. As such, it has sole authority and responsibility for investment, voting and disposition decisions for TL III Offshore, which powers are exercised through its three-member board of directors, by majority vote. A representative of SDI serves as a member of the board of managers of TL Ventures III LLC and as a member of the board of directors of TL Ventures III Offshore Ltd. and, therefore, may be deemed to possess indirect beneficial ownership of the shares owned by TL III, TL III Offshore and TL III Interfund.

(4)	Based solely upon a Schedule 13G, dated February 14, 2002, filed jointly by Bay Alarm Securities LLC (Bay Alarm) and the Westphal Family Foundation (Westphal), Bay Alarm is the direct beneficial owner of 4,512,630 shares of common stock and Westphal is the direct beneficial owner of 50,000 shares of common stock.

(5)	Based solely upon an amended Schedule 13G, dated February 14, 2001, filed jointly by William Blair Capital Partners VI, L.P. (WB Partnership) and William Blair Capital Partners VI, L.L.C. (WB LLC), WB Partnership is the direct beneficial owner of 3,652,649 shares of common stock. WB LLC, by virtue of it being the general partner of WB Partnership, may be deemed to be the beneficial owner of the shares of common stock owned by WB Partnership. WB LLC disclaims beneficial ownership of the 3,652,649 shares of common stock owned by WB Partnership.

(6)	Based solely upon a Schedule 13G, dated March 10, 2000, filed jointly by SCP Private Equity Partners, L.P. (Equity Partners), SCP Private Equity Management, L.P. (Equity Management), Winston Churchill (Churchill), Samuel A. Plum (Plum), and Safeguard Capital Management, Inc. (Capital Management), Equity Partners is the direct beneficial owner of 3,547,219 shares of common stock. Equity Management, by virtue of it being the general partner of Equity Partners, may be deemed to be the beneficial owner of the shares of common stock owned by Equity Partners. In addition, Churchill, Plum and Capital Management, by virtue of their being general partners of Equity Management, may also be deemed to be the beneficial owner of the shares of common stock owned by Equity Partners. Each of Equity Management, Churchill, Plum and Capital Management disclaims any direct or indirect beneficial ownership of the 3,547,219 shares of common stock owned by Equity Partners.

(7)	Based solely upon an amended Schedule 13G, dated February 9, 2001, filed jointly by TL III, TL III Interfund, TL Ventures III Management, LP, TL Ventures III LLC, TL Ventures III Offshore Partners, L.P. and TL Ventures III Offshore, Ltd., TL III, TL III Offshore and TL III Interfund are venture capital funds which are required by their governing documents to make all investment, voting and disposition actions in tandem. TL III is the record holder of 1,939,484 shares; TL III Offshore is the record holder of 406,005; and TL III Interfund is the record holder of 63,337 shares. TL Ventures III LLC is the sole general partner of TL Ventures III Management L.P., the sole general partner of TL III and TL Ventures III LLC is the sole general partner of TL III Interfund. As such, TL Ventures III

LLC has sole authority and responsibility for all investment, voting and disposition decisions for TL III and TL III Interfund, which powers, other than investments, are exercised through its three-member board of managers by majority vote. Investment decisions require a majority vote of the members of TL Ventures III LLC. TL Ventures III Offshore Ltd. is the sole general partner of TL Ventures Offshore Partners L.P., which is the sole general partner of TL III Offshore. As such, it has sold authority and responsibility for investment, voting and disposition decisions for TL III Offshore, which powers are exercised through its three-member board of directors, by majority vote.

(8)	The shares of common stock shown as beneficially owned by Mr. Ames include 1,000 shares of common stock owned directly by Mr. Ames, and 15,167 shares of common stock subject to vested options.

(9)	The shares of common stock shown as beneficially owned by Mr. Brar include 38,000 shares of common stock owned directly by Mr. Brar and 33,000 shares of common stock subject to vested options.

(10)	The shares of common stock shown as beneficially owned by Mr. Bryson include 328,653 shares of common stock subject to vested options. Unexercised vested options and unvested options not covered by Mr. Bryson’s severance agreement terminate 90 from March 1, 2002.

(11)	The shares of common stock shown as beneficially owned by Mr. Carabelli include 50,000 shares of common stock, and 50,000 shares of common stock subject to vested options.

(12)	Mr. Chandler, by virtue of his being a managing director of WB LLC, may be deemed to be the beneficial owner of 3,652,649 shares of common stock owned by WB Partnership. Mr. Chandler expressly disclaims beneficial ownership of any shares owned by WB Partnership.

(13)	The shares of common stock shown as beneficially owned by Mr. Fowler include 26,833 shares of common stock subject to vested options and 1,000 shares of common stock owned directly by Mr. Fowler.

(14)	The shares of common stock shown as beneficially owned by Mr. Griffin include 567,847 shares subject to vested options and 220,700 shares of common stock owned directly by Mr. Griffin. In addition, Mr. Griffin, by virtue of his being a general partner of Griffin Family Limited Liability Partnership, L.L.P. (Griffin LLP), may be deemed to be the beneficial owner of 280,000 shares of common stock owned by Griffin LLP.

(15)	The shares of common stock shown as beneficially owned by Mr. Joksch include 56,250 shares subject to vested options.

(16)	The shares of common stock shown as beneficially owned by Mr. Jerry L. Johnson include 29,929 shares of common stock owned directly by Mr. Johnson. In addition, Mr. Johnson, by virtue of his participation in a 401(K) plan, may be deemed to be the beneficial owner of 114 shares of common stock owned directly by such 401(K) plan.

(17)	The shares of common stock shown as beneficially owned by Mr. La Rue include 185,500 subject to vested options and 691,068 shares of common stock owned directly by Mr. La Rue. In addition, Mr. La Rue, by virtue of his being the trustee of the Jason R. Mills and Jennifer L. Mills Irrevocable Trust, dated September 14, 1998 (the Mills Trust), may be deemed to be the beneficial owner of 189,220 shares of common stock owned by the Mills Trust. Mr. La Rue expressly disclaims beneficial ownership of the shares of common stock owned by the Mills Trust.

(18)	The shares of common stock shown as beneficially owned by Mr. Morrison include 11,667 shares of common stock subject to vested options and 1,000 shares of common stock owned directly by Mr. Morrison.

(19)	The shares of common stock shown as beneficially owned by Mr. Plum include 65,000 shares of common stock owned directly by Mr. Plum. In addition, Mr. Plum, by virtue of his being the managing general partner of Equity Partners, may be deemed to be the beneficial owner of 3,547,219 shares owned by Equity Partners. Mr. Plum expressly disclaims beneficial ownership of the shares of common stock owned by Equity Partners.

(20)	The shares of common stock shown as beneficially owned by Dr. Sheth include 26,833 shares subject to vested options, 24,400 shares of common stock owned directly by Dr. Sheth and 37,800 shares of common stock owned by Sheth and Associates, Inc., a wholly-owned corporation of Dr. Sheth’s.

(21)	The shares of common stock shown as beneficially owned by Mr. Sumpter include 56,250 shares subject to vested options and 100 shares of common stock owned directly by Mr. Sumpter.

(22)	The shares of common stock shown as beneficially owned by all of Pac-West’s directors and executive officers as a group include the shares of common stock beneficially owned by the directors and the named executive officers described in footnotes 8 to 21.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Recapitalization

      Our recapitalization was completed on September 16, 1998 in accordance with the merger agreement between us, Bay Alarm Company and John K. La Rue, the preexisting investors, and PWT Acquisition Corp. a corporation newly formed by an equity investment group led by Safeguard 98 Capital, L.P. and William Blair Capital Partners L.L.P. to effect the recapitalization.

      Under the merger agreement, Mr. La Rue and Bay Alarm Company were entitled to receive additional consideration of up to $20.0 million in the event that certain billings under dispute were received subject to the recapitalization.

      On September 9, 1999, Pac-West entered into a settlement agreement with Pacific Bell regarding claims for unpaid reciprocal compensation under our prior interconnection agreement. Under the terms of the settlement agreement, Pacific Bell agreed to pay $20.0 million to Pac-West and $20.0 million in the aggregate to Mr. La Rue and Bay Alarm Company in settlement of those claims. As a result of these payments, the terms of our September 1998 merger agreement requiring additional distributions to these shareholders have been satisfied.

      In accordance with the merger agreement, Mr. La Rue and Bay Alarm Company have agreed to indemnify us and certain of our related parties for all liabilities and other losses arising from, among other things:

•	any breach by Pac-West of any representation, warranty, covenant or agreement we made in the merger agreement or in any schedule, exhibit, or other related document;

•	any claims of any brokers, finders, our employees or consultants relating to the transactions contemplated by the merger agreement not specifically set forth in or contemplated by the merger agreement; or

•	any claim by any person other than PWT Acquisition Corp. or its affiliates with respect to, or arising as a result of, any reorganization, liquidation, dissolution, recapitalization, non due course borrowing, merger, consolidation, sale or purchase of assets or similar transactions proposed prior to closing of the merger; provided that Mr. La Rue and Bay Alarm Company receive notice of such loss within the applicable time periods set forth in the merger agreement.

      Subject to certain exceptions, Mr. La Rue and Bay Alarm Company do not have any obligation to indemnify any of the indemnified parties from any losses caused by the breach or alleged breach of any representation or warranty contained in the merger agreement until the indemnified parties collectively suffer related aggregate losses in excess of $500,000, which acts as a deductible. Mr. La Rue and Bay Alarm Company have an obligation to indemnify the indemnified parties for all losses suffered by any of the indemnified parties in excess of the deductible, provided that Mr. La Rue and Bay Alarm Company do not have any obligation to indemnify the indemnified parties from such aggregate losses in excess of an indemnity cap of $15.0 million. Despite the above, breaches or alleged breaches of certain post-closing covenants or agreements contained in the merger agreement will not be subject to the deductible or the indemnity cap.

      The merger agreement contains representations and warranties typical of those kinds of agreements, including, for example, those relating to corporate organization and capitalization, the valid authorization, execution, delivery and enforceability of all transaction documents, the financial statements, the absence of material adverse changes in the business, assets, financial condition and results of operations, the absence of material undisclosed liabilities, tax matters, the quality and title of personal and real property, material contracts, intellectual property, employee benefits plans, environmental matters, compliance with laws, governmental authorizations, permits and licenses and insurance matters. Generally, the representations and warranties expired thirty days after receipt of the audited financial statements for fiscal 1999, except those relating to tax matters which survive until the expiration of the applicable statute of limitations and certain other representations and warranties which survive indefinitely.

      The foregoing summary of the material terms of the merger agreement and related matters does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the merger agreement, including the definitions of certain terms therein and the exhibits and schedules hereto.

Registration Agreement

      In connection with the recapitalization, all of our shareholders entered into a registration agreement. In accordance with the registration agreement, at any time after May 7, 2000, each of the four equity investors in the recapitalization may request one registration at our expense under the Securities Act of 1933 of all, or any portion of, their Pac-West common stock on Form S-1 or other similar long-form registration and an unlimited number of Form S-2 or S-3 or other similar short-form registrations, provided that the aggregate offering value of the registrable securities requested to be registered in any long-form registration must equal at least $5.0 million in all long-form registrations and at least $1.0 million in all short-form registrations. In the event that any one of the four equity investors in the recapitalization makes such a demand registration request, all other parties to the registration agreement will be entitled to participate in such registration. The registration agreement also grants to the parties thereto piggyback registration rights with respect to all other registrations of our common stock and we, subject to limited exceptions, will pay all expenses related to the piggyback registrations.

Non-Competition; Non-Solicitation; Confidentiality Agreements

      In connection with the recapitalization and in accordance with the terms of the merger agreement, Mr. La Rue and Bay Alarm Company each entered into a covenant not to compete with Pac-West, not to engage, and not to permit any affiliate to engage, for a noncompete period of two years after the closing date of the recapitalization. These non-compete agreements expired September 16, 2000.

      In accordance with his employment agreement, Mr. Griffin has agreed to forfeit any severance obligations owing to him in the event of his breach of noncompetition provisions in restricted territories including the United States of America, Canada and the territories and jurisdictions in Mexico.

      Messrs. La Rue, Griffin, Carabelli, Bryson and Bay Alarm have also agreed to maintain the confidentiality of our information and not to solicit our employees and customers as provided in the merger agreement or their respective employment agreements, as the case may be. These provisions remain in effect for varying periods following the termination of the employment agreements.

Indebtedness of Management

      In connection with the 1998 recapitalization, Mr. Wallace W. Griffin, our Chief Executive Officer and Chairman of the Board, purchased 37,500 shares of common stock from the Company for $250,000. The Company received $50,000 in cash from Mr. Griffin and entered into a note receivable for the remaining balance of $200,000. The note accrues interest at 5.54 percent and compounds annually, with any unpaid accrued interest and principal due at the earlier of (1) the sale of the above stock with proceeds received first applied to unpaid interest, then to principal; (2) sale of the Company; (3) 60 days from the date Mr. Griffin is no longer an employee of the Company or a subsidiary; or (4) September 16, 2003.

      In December 2000, the Company entered into two notes receivable totaling $105,000 with H. Ravi Brar, the Interim Chief Financial Officer of the Company. The notes accrue interest at a rate of 6.1% per annum and are payable upon demand. The notes are secured by a pledge of 38,000 shares of the Company’s common stock.

Other Transactions with Significant Stockholders

      Mr. Bruce A. Westphal, who served as our Chairman of the Board until the recapitalization and as a director of the Company until March 16, 2000, is the chairman of the board of both Bay Alarm Company and InReach Internet. As of March 1, 2002, an affiliate of Bay Alarm Company held approximately 12.6% of our outstanding common stock. Sales to Bay Alarm and InReach Internet LLC accounted for approximately $2,667,000, $2,540,000 and $2,750,000, or 3%, 2% and 2% of our revenues for the years ended December 31, 1999, 2000 and 2001 respectively. In addition, Bay Alarm Company provides us with security monitoring services at its normal commercial rates and purchased the real property at which our Oakland switch facility is located. In connection with that purchase, we negotiated a lease with Bay Alarm Company for our continued use of that commercial space. The monthly lease payments under the lease were approximately $14,000 on December 31, 2001, and as a result of certain adjustments, is currently approximately $14,300.

Transactions with Management and Others

      Robert C. Morrison, currently serving on our board of directors, is currently a senior attorney and shareholder of Neumiller & Beardslee, a professional corporation. Mr. Morrison holds a 10% equity interest in Neumiller & Beardslee, which has billed the Company approximately $461,000 for legal services performed and cost reimbursements in the fiscal year ended December 31, 2001.

PERFORMANCE GRAPH

      The following graph compares our cumulative total stockholder return on an investment of $100 since November 3, 1999, the day prior to our initial trading date, with that of the Nasdaq Composite Index and the Nasdaq Telecommunications Index.

	11/3/99	12/99	12/00	12/01

Pac-West	$100.00	265.00	33.38	5.50
Nasdaq CI	$100.00	133.97	80.58	63.94
Nasdaq TI	$100.00	124.54	53.04	35.51

COMPLIANCE WITH SECTION 16(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission (the “Commission”) and the Nasdaq Stock Market, as required. These persons are required to furnish us with copies of all Section 16(a) forms they file.

      Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that Forms 5 were not required for those persons we believe that during the fiscal year ended December 31, 2001, except for Dr. Jagdish N. Sheth and Mr. Richard E. Bryson, each of whom filed one Form 4 late, our executive officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

ANNUAL REPORT

      Copies of our 2001 Annual Report to Shareholders are being mailed with this Proxy Statement to each shareholder entitled to vote at the Annual Meeting of shareholders. Shareholders not receiving a copy of the Annual Report may obtain one by writing Mr. H. Ravi Brar, Acting Chief Financial Officer, Pac-West Telecomm, Inc., 1776 W. March Lane, Suite 250, Stockton, California 95207.

SUBMISSION OF SHAREHOLDER PROPOSALS

FOR THE 2002 ANNUAL MEETING

      Shareholder proposals for inclusion in the Proxy Statement to be issued in connection with the 2003 Annual Meeting of shareholders must be mailed to the Corporate Secretary, Pac-West Telecomm, Inc., 1776 W. March Lane, Suite 250, Stockton, California 95207, and must have been received by the Corporate Secretary on or before January 7, 2003. We will consider only proposals meeting the requirements of applicable federal securities laws and Securities and Exchange Commission rules promulgated thereunder.

The Board of Directors

May 6, 2002

Exhibit A

PAC-WEST TELECOMM, INC.

1999 STOCK INCENTIVE PLAN
(amended and restated as of January 29, 1999)
(amended and restated as of May 2, 2000)
(amended and restated as of February 25, 2002)

      1.  Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business.

          2.  Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal and state securities laws, the corporate laws of California and, to the extent other than California, the corporate law of the state of the Company’s incorporation, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

(c) “Award” means the grant of an Option, Restricted Stock, SAR, Dividend Equivalent Right, Performance Unit, Performance Share, or other right or benefit under the Plan.

(d) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) refusal or failure to act in accordance with any specific, lawful direction or order of the Company or a Related Entity; (ii) unfitness or unavailability for service or unsatisfactory performance (other than as a result of Disability); (iii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (iv) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. At least 30 days prior to the termination of the Grantee’s Continuous Service pursuant to (i) or (ii) above, the Company shall provide the Grantee with notice of the Company’s or such Related Entity’s intent to terminate, the reason therefor, and an opportunity for the Grantee to cure such defects in his or her service to the Company’s or such Related Entity’s satisfaction. During this 30 day (or longer) period, no Award issued to the Grantee under the Plan may be exercised or purchased.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means any committee appointed by the Board to administer the Plan.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Pac-West Telecomm, Inc.

(k) “Consultant” means any person (other than an Employee or, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(l) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

(m) “Corporate Transaction” means any of the following shareholder-approved transactions to which the Company is a party:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations) in connection with the complete liquidation or dissolution of the Company;

(iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

(iv) an acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities, but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction.

(n) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(o) “Director” means a member of the Board or the board of directors of any Related Entity.

(p) “Disability” means that a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(q) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

(r) “Employee” means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the NASDAQ National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the NASDAQ Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(ii) In the absence of an established market for the Common Stock of the type described in (i), above, the Fair Market Value thereof shall be determined by the Administrator in good faith and in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations.

(u) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(v) “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

(w) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code

(x) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(y) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(aa) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(cc) “Performance Shares” means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

(dd) “Performance Units” means an Award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(ee) “Plan” means this 1999 Stock Incentive Plan.

(ff) “Post-Termination Exercise Period” means the period specified in the Award Agreement of not less than three (3) months commencing on the date of termination (other than termination by the Company or any Related Entity for Cause) of the Grantee’s Continuous Service, or such longer period as may be applicable upon death or Disability.

(gg) “Registration Date” means the first to occur of (i) the closing of the first sale to the general public of (A) the Common Stock or (B) the same class of securities of a successor corporation (or its Parent) issued pursuant to a Corporate Transaction in exchange for or in substitution of the Common Stock, pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended; and (ii) in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by, on or prior to the date of consummation of such Corporate Transaction, the Securities and Exchange Commission under the Securities Act of 1933, as amended.

(hh) “Related Entity” means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(ii) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(jj) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(kk) “Share” means a share of the Common Stock.

(ll) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

          3.  Stock Subject to the Plan.

(a) Subject to the provisions of Section 11(a) below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 5,751,750 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

          4.  Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Employees, Directors and Consultants. With respect to grants of Awards to Employees, Directors or Consultants, the Plan shall be administered by (A) the Board or (B) a Committee (or a subcommittee of the Committee) designated by the Board, which Committee shall be constituted in such a manner as to satisfy Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(b) Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to Directors, Officers, Consultants, and Employees who are neither Directors nor Officers.

(c) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

(vii) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;

(viii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(d) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

      5.  Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

          6.  Terms and Conditions of Awards.

(a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. Such awards include, without limitation, Options, sales or bonuses of Restricted Stock, SARs, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total shareholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f) Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

(g) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(h) Individual Option and SAR Limit. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company shall be five hundred thousand (500,000) Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options and SARs for up to an additional five hundred thousand (500,000) Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 11(a), below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(i) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(j) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(k) Non-Transferability of Awards. Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee.

(l) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

      7. Award Exercise or Purchase Price, Consideration, Taxes and Reload Options.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option:

(A) granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any person other than a person described in the preceding paragraph, the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

(iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv) In the case of the sale of Shares:

(A) granted to a person who, at the time of the grant of such Award, or at the time the purchase is consummated, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share purchase price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any person other than a person described in the preceding paragraph, the per Share purchase price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

(v) In the case of other Awards, such price as is determined by the Administrator.

(vi) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i) cash;

(ii) check;

(iii) delivery of Grantee’s promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

(iv) if the exercise or purchase occurs on or after the Registration Date, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

(v) with respect to Options, if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(vi) any combination of the foregoing methods of payment.

(c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

(d) Reload Options. In the event the exercise price or tax withholding of an Option is satisfied by the Company or the Grantee’s employer withholding Shares otherwise deliverable to the Grantee, the Administrator may issue the Grantee an additional Option, with terms identical to the Award Agreement under which the Option was exercised, but at an exercise price as determined by the Administrator in accordance with the Plan.

          8.  Exercise of Award.

(a) Procedure for Exercise; Rights as a Shareholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award

Agreement but in the case of an Option, in no case at a rate of less than twenty percent (20%) per year over five (5) years from the date the Option is granted, subject to reasonable conditions such as continued employment. Notwithstanding the foregoing, in the case of an Option granted to an Officer, Director or Consultant, the Award Agreement may provide that the Option may become exercisable, subject to reasonable conditions such as such Officer’s, Director’s or Consultant’s Continuous Service, at any time or during any period established in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 11(a), below.

(b) Exercise of Award Following Termination of Continuous Service. In the event of termination of a Grantee’s Continuous Service for any reason other than Disability or death (but not in the event of a Grantee’s change of status from Employee to Consultant or from Consultant to Employee), such Grantee may, but only during the Post-Termination Exercise Period (but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the Award to the extent that the Grantee was entitled to exercise it at the date of such termination or to such other extent as may be determined by the Administrator. The Grantee’s Award Agreement may provide that upon the termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise the Award shall terminate concurrently with the termination of Grantee’s Continuous Service. In the event of a Grantee’s change of status from Employee to Consultant, an Employee’s Incentive Stock Option shall convert automatically to a Non-Qualified Stock Option on the day three (3) months and one day following such change of status. To the extent that the Grantee is not entitled to exercise the Award at the date of termination, or if the Grantee does not exercise such Award to the extent so entitled within the Post-Termination Exercise Period, the Award shall terminate.

(c) Disability of Grantee. In the event of termination of a Grantee’s Continuous Service as a result of his or her Disability, Grantee may, but only within at least twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the Award to the extent that the Grantee was otherwise entitled to exercise it at the date of such termination; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically convert to a Non-Qualified Stock Option on the day three (3) months and one day following such termination. To the extent that the Grantee is not entitled to exercise the Award at the date of termination, or if Grantee does not exercise such Award to the extent so entitled within the time specified herein, the Award shall terminate.

(d) Death of Grantee. In the event of a termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the death of the Grantee during the Post-Termination Exercise Period, the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance may exercise the Award, but only to the extent that the Grantee was entitled to exercise the Award as of the date of termination, within at least twelve (12) months from the date of such termination (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). To the extent that, at the time of death, the Grantee was not entitled to exercise the Award, or if the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance does not exercise such Award to the extent so entitled within the time specified herein, the Award shall terminate.

(e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

          9.  Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

      10.  Repurchase Rights. If the provisions of an Award Agreement grant to the Company the right to repurchase Shares upon termination of the Grantee’s Continuous Service, the Award Agreement shall (or may, with respect to Awards granted or issued to Officers, Directors or Consultants) provide that:

(a) the right to repurchase must be exercised, if at all, within ninety (90) days of the termination of the Grantee’s Continuous Service (or in the case of Shares issued upon exercise of Awards after the date of termination of the Grantee’s Continuous Service, within ninety (90) days after the date of the Award exercise);

(b) the consideration payable for the Shares upon exercise of such repurchase right shall be made in cash or by cancellation of purchase money indebtedness within the ninety (90) day periods specified in Section 10(a);

(c) the amount of such consideration shall (i) be equal to the original purchase price paid by Grantee for each such Share; provided, that the right to repurchase such Shares at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the Shares subject to the Award per year over five (5) years from the date the Award is granted (without respect to the date the Award was exercised or became exercisable), and (ii) with respect to Shares, other than Shares subject to repurchase at the original purchase price pursuant to clause (i) above, not less than the Fair Market Value of the Shares to be repurchased on the date of termination of Grantee’s Continuous Service; and

(d) the right to repurchase Shares, other than the right to repurchase Shares at the original purchase price pursuant to clause (i) of Section 10(c), shall terminate on the Registration Date.

          11. Adjustments Upon Changes in Capitalization or Corporate Transaction.

(a) Adjustments upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

(b) Corporate Transaction. In the event of a Corporate Transaction each Award held by the Company’s Chief Executive Officer, Chief Financial Officer and Executive Vice President of Technology and Network Operations which is at the time outstanding under the Plan shall automatically become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to Options) repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction, for all of the Shares at the time represented by such Awards. Effective upon the consummation of the Corporate Transaction, all such Awards under the Plan shall terminate immediately prior to the specified effective date of the Corporate Transaction unless the Award is assumed by the successor corporation or Parent thereof in connection with the Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction, all other Awards under the Plan will terminate immediately prior to the specified effective date of the Corporate Transaction, unless the Award is assumed by the successor corporation or Parent thereof in connection with the Corporate Transaction.

      12.  Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 16, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

          13.  Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

          14.  Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      15.  No Effect on Terms of Employment/ Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the Company’s right to terminate the Grantee’s Continuous Service at any time, with or without cause.

      16.  No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement-Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

      17.  Board and Shareholder Approval. The Plan was adopted by the Board during January of 1999. On January 29, 1999, the Board adopted an amendment and restatement of the Plan to revise the provisions of Section 11(b) relating to the exercisability and termination of Awards under the Plan in the event of a Corporate Transaction. On May 2, 2000, the Board adopted and approved an amendment and restatement of the Plan (a) to increase the number of Shares available for issuance under the Plan and (b) to adopt a limit on the maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company and certain other administrative provisions to comply with the performance-based compensation exception to the deduction limit of Section 162(m) of the Code, which amendments are subject to approval by the stockholders of the Company. On February 25, 2002, the Board adopted and approved an amendment and restatement of the Plan to increase the number of Shares available for issuance under the Plan.

      18.  Information to Grantees. The Company shall provide to each Grantee, during the period for which such Grantee has one or more Awards outstanding, copies of financial statements at least annually.

Pac-West Telecomm, Inc.
1776 W. March Lane, Suite 250
Stockton, California 95207

PROXY

Solicited by the Board of Directors

     The undersigned hereby appoints H. Ravi Brar, Kristen Kimball, and each of them, proxies, with power of substitution and revocation, acting together or, if only one is present and voting, then that one, to vote the common stock of Pac-West Telecomm, Inc., which the undersigned is entitled to vote at the annual meeting of shareholders to be held on June 11, 2002 and at any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, as designated herein and authorizes the proxies to vote in accordance with the recommendations of our management of Pac-West Telecomm, Inc. upon such other business as may properly come before the annual meeting of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” IN ITEM 1 and “FOR” IN ITEM 2.

1.	Elect the nominated directors.

   FOR ALL             WITHHELD ALL             FOR ALL EXCEPT

Nominees: A. Gary Ames, David G. Chandler and Samuel A. Plum

(To withhold authority to vote for any nominee, strike out that nominee’s name.)

2.	Adopt the amendment and restatement of Pac-West’s 1999 Stock Incentive Plan.

   FOR             AGAINST             ABSTAIN

(Continued and to be signed and dated on the reverse side.)

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.

Please date and sign exactly as names appear on this Proxy. Joint owners should each sign. Trustees, executors, etc. should indicate the capacity in which they are signing.

Dated:	, 2002

Signature(s):

Check here if you plan to attend the annual meeting.

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